Exhibit 10.1

58.COM INC.

EMPLOYEE STOCK OPTION PLAN

(effective as of July 6, 2011 and as subsequently amended)

WHEREAS, the shareholders of the Company have agreed to reserve certain number of Ordinary Shares for issuing to the employees, officers, directors or consultants of the Company pursuant to employment-related share purchase or option plans duly approved by the Board;

WHEREAS, the Board has decided that an Employee Stock Option Plan (the “Plan”) shall be established.

NOW THEREFORE, the details of the Plan are set forth as follows:

1.                                      General Purpose of Plan; Definitions

The name of this plan is the 58.com Inc. Employee Stock Option Plan. The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants (defined below) that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                   “Administrator” means the Board.

(b)                   “Award” means any award under the Plan.

(c)                    “Board” means the Board of Directors of the Company.

(d)                   “Company” means 58.com Inc., a Cayman Islands company (or any successor corporation).

(e)                    “Disability” means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant’s work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

(f)                     “Eligible Recipient” means an officer, director, employee or consultant of the Company or of any Subsidiary.

(g)                    “exercise” means the process of rendering an applicable Exercise Price by a Participant to the Company in exchange for certain number of Shares of the Company pursuant to a vested Option.

(h)                   “Exercise Price” means the per share price at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

(i)                       “IPO” means the initial public offering of Ordinary Shares of the Company.

(j)                      “Ordinary Shares” means the Ordinary Shares, par value US$0.00001 per share, of the Company.

(k)                   “Option” means an option to purchase Shares granted pursuant to Section 6 below.

(l)                       “Option Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(m)               “Option Period” means subject to Section 6 and any other conditions as may be introduced by the Administrator from time to time, a period commencing after the second anniversary and expiring at the end of the tenth anniversary after such option is granted.

(n)                   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 below, to receive grants of Options.

(o)                   “Shares” means the Ordinary Shares reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.

(p)                   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(q)                   “vesting” means such process after which an Option would become nonforfeitable and exercisable, subject to any relevant provisions in this Plan and the Option Agreement and other conditions may be imposed from time to time by the Administrator.

2.                                  Administration

The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

(a)                                 to select those Eligible Recipients who shall be Participants;

(b)                                 to determine whether and to what extent Options are to be granted hereunder to Participants;

(c)                                  to determine the number of Shares to be covered by each Award granted hereunder;

(d)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(e)                                  to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options granted hereunder; and

The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Option Agreement relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

3.                                  Shares Subject to Plan

The maximum number of shares of Ordinary Shares authorized for issuance under the Plan shall be 20,173,225 shares of Ordinary Shares.

To the extent that an Option expires or is otherwise terminated without being exercised, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. If any Shares have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of an Option and such Shares are returned to the Company in satisfaction of such indebtedness, such Shares shall again be available for issuance in connection with future Awards granted under the Plan.

4.                                  Corporate Transactions

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Ordinary Shares, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and option price of Shares subject to outstanding Options granted under the Plan, in each case as may be determined by the Administrator. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

5.                                 Eligibility

Eligible Recipients shall be eligible to be granted Options. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

6.                                 Options

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Option Agreement with the Company, in such form as the Administrator shall determine, which Option Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)                                 Option Exercise Price. To any given Participant, the per share Exercise Price of Shares purchasable under an Option shall be US$2.1, subject to adjustments that might be made by the Administrator before the Participant formally becomes an Eligible Recipient of the Company at the sole discretion of the Administrator.

(b)                                 Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted.

(c)                                  Vesting. The Options shall become vested and nonforfeitable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. Except as otherwise provided for by the Administrator and approved in advance by the board of directors of the Company, Options shall become vested and nonforfeitable pursuant to the following schedule:

(i)                                     25% of the Shares subject to the Option shall become vested and exercisable on the first anniversary of the vesting commencement date, with the remaining 75%

to vest monthly thereafter in 36 equal monthly installments, provided, however, that

(ii)                                  If a Change of Control (which shall mean the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company’s authorized capital such that the members of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity) shall occur and an Participant is terminated without cause within one year of Change of Control event, such Participant’s Options that are due to vest in the 12 months following such termination shall be immediately vested and exercisable.

(d)                            Exercisability. Options shall be exercisable after the Shares subject to the Options become vested and exercisable, subject to the terms and conditions of the Option Agreement for such Options.

(e)                             Method of Exercise. Subject to Section 6(b), Options may be exercised in whole or in part at any time during the Option Period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or by check or as determined by the Administrator, in its sole discretion, (i) by means of any cashless exercise procedure approved by the Administrator, (ii) any other form of consideration approved by the Administrator and permitted by applicable law or (iii) any combination of the foregoing.

(f)                              Non-Transferability of Options. Except under the laws of descent and distribution or otherwise permitted by the Administrator, the Participant shall not be permitted to sell, transfer, pledge or assign any Option, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that the Participant shall be permitted to transfer one or more Options to a trust controlled by the Participant during the Participant’s lifetime for estate planning purposes.

(g)                             Termination of Employment or Service. If a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Disability, resignation or for any other reason, the Option may thereafter be exercised to the extent provided in the Option Agreement evidencing such Option, or as otherwise determined by the Administrator. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for a period of sixty (60) days (six (6) months in the event of a Participant’s death or Disability) following the Participant’s termination of employment or service with the Company or Subsidiary; provided that, if the Participant’s employment with or service to the Company or to any Subsidiary terminates by reason of his or her resignation or due to his or her wrongdoing, the Participant must exercise all vested Option within 15 days after the termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7.                                      Forfeiture of the Options

Any unexercised portion of the Options can be immediately forfeited by the Company under one of the following conditions:

(a)                                 Expiry of the applicable Option Period; or

(b)                                 If a Participant expressly waives his or her Option by submitting a written declaration to the Administrator.

8.                                 Amendment and Termination

The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.

The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 3 of this Plan, no such amendment shall impair the rights of any Participant without his or her consent.

9.                                 General Provisions

(a)                                 Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, and the requirements of any stock exchange upon which the Ordinary Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Ordinary Shares is then listed and any applicable securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c)                                  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or

Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

(d)                                 Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld with respect to such Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e)                                  No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

10.                          Effective Date of Plan

The Plan shall be effective as of July 6, 2011 (the “Effective Date”).

11.                          Term of Plan

No Award shall be granted pursuant to the Plan on or after the March 29, 2020, but Awards theretofore granted may extend beyond that date.